Contacts:        Alan H. Oshiki
                                                                                                          Broadgate Consultants, Inc.
                                                                                                          (212) 232-2222

                                                                                                          William S. Creekmuir
                                                                                                          Simmons Company
                                                                                                          (770) 392-6768

                            Dale R. Carlsen
                            Sleep Train
                            (916)735-1300

For Immediate Release

Simmons Completes Sale of Sleep Country USA to Sleep Train
_________________________________________________________________

ATLANTA, August 30, 2006 – Simmons Company, a leading manufacturer of premium-branded bedding products, today announced the completion of the sale of Sleep Country USA, its retail sales business, to an affiliate of The Sleep Train, Inc., a leading bedding retailer, for approximately $55 million in cash.  The proceeds of the sale will be used for general corporate purposes.

As previously announced, Simmons entered into a multi-year supply agreement with the combined Sleep Train and Sleep Country USA entities.  This agreement is expected to generate purchases in excess of $300 million.

“We are pleased to complete this transaction with Sleep Train, which allows us to focus on growing our core manufacturing business,” said Simmons’ Chairman and Chief Executive Officer, Charlie Eitel.

Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, BackCare®, Natural CareTM Latex, BackCare Kids® and Deep Sleep®.  Simmons Bedding Company operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico.  Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world.  For more information, visit the Company's website at www.simmons.com.

“SafeHarbor” Statement under Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements that reflect Simmons’ current views about future events and financial performance.  Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements.  The forward-looking statements in this press release speak only as of the date of this release.  These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them.  However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’ expectations.  These factors include, but are not limited to: (i) competitive pricing pressures in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of Simmons’ new products;  (iv) Simmons’ relationships with and viability of its major suppliers; (v) fluctuations in Simmons’ costs of raw materials; (vi) Simmons’ relationship with significant customers and licensees; (vii) Simmons’ ability to increase prices on its products and the effect of these price increases on its unit sales; (viii) an increase in Simmons’ return rates and warranty claims; (ix) Simmons’ labor relations; (x) departure of Simmons’ key personnel; (xi) encroachments on Simmons’ intellectual property; (xii) Simmons’ product liability claims; (xiii) Simmons’ level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in Simmons’ debt agreements; (xvi) Simmons’ future acquisitions; (xvii) Simmons’ ability to achieve the expected benefits from the long-term supply agreement with the combined Sleep Train and Sleep Country USA entities; and (xviii) other risks and factors identified from time to time in Simmons’ and Simmons Beddings’ reports filed with the Securities and Exchange Commission (“SEC”).  Simmons’ undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.

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